SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 21, 2002

(Date of earliest event reported)

Proxim Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

510 DeGuigne Drive
Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code: (408) 731-2700

Not Applicable

(Former name and former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On March 21, 2002, the Board of Directors of Proxim Corporation (formerly Western Multiplex Corporation, the “Company”), upon recommendation of the Audit Committee, made a determination to dismiss Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K/A, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K/A.

     The Company has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated April 5, 2002, stating its agreement with such statements.

     On March 26, 2002, the Board of Directors of the Company engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s independent public accountants for fiscal year 2002. During the years ended December 31, 2001 and 2000 and through the interim period between December 31, 2001 and March 26, 2002, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

     The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K/A.

EXHIBIT NO.	TITLE

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 5, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

By:	/s/ Keith E. Glover

Keith E. Glover Chief Financial Officer, Executive Vice President and Secretary

Dated: April 5, 2002

EXHIBIT INDEX

EXHIBIT NO.	TITLE

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 5, 2002.